UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2015

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events.

Beginning in the late 1980s, Bank of Hawaii Corporation (the "Company") was active in aircraft leasing, with the majority of the activity occurring in the 1990s.  There are only seven aircraft remaining from this legacy leasing activity.   In 1997 and 1999, the Company became the lessor of six Embraer Model EMB 145 aircraft, the leases of which have now expired. In 1998, the Company became the lessor under the sole remaining legacy aircraft lease of a Boeing 737-724, which is leased to a major global air carrier headquartered in the U.S., with a 2018 lease expiration date.  The Company has made a strategic decision to exit the aircraft leasing business and is in the process of disposing of the six Embraer aircraft and the one remaining Boeing aircraft lease. After applying the appropriate tests under the applicable accounting guidance, it was determined the net realizable value of these aircraft has been impaired and the Company will record an impairment charge of approximately $6 million after tax in the third quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary